AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made this 16th day of April, 1999, among Tecon, Inc., a Utah corporation ("Tecon"); Buyit.com, Inc., a California corporation ("Buyit.com"); the initial Buyit.com stockholders (the "Buyit.com Stockholders"); and the Buyit.com subscribers (the "Buyit.com Subscribers") of common stock of Buyit.com; all of whom are listed on Exhibit A hereto and who execute and deliver a copy of the Plan (sometimes, collectively, the "Buyit.com Stockholders").

                       W I T N E S S E T H:

                             RECITALS

          WHEREAS, the respective Boards of Directors of Tecon and Buyit.com and the Buyit.com Stockholders have adopted resolutions pursuant to which Tecon shall acquire and the Buyit.com Stockholders shall exchange 100% of the outstanding common stock and subscriptions to purchase common stock of Buyit.com; and

          WHEREAS, the sole consideration for 100% interest in Buyit.com shall be the exchange of $0.001 par value common stock of Tecon (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, the Buyit.com Stockholders shall acquire in exchange the "restricted securities" of Tecon in a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Exchange of Stock

                 1.1 Number of Shares. The Buyit.com Stockholders and the Buyit.com Subscribers respectively agree to transfer to Tecon at the closing (the "Closing") 100% of the outstanding securities and subscriptions to purchase securities of Buyit.com, listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "Buyit.com Shares"), in exchange, respectively, for 8,500,000 shares of common stock of Tecon (for the outstanding securities of Buyit.com), and 257,666 shares of common stock of Tecon (for the outstanding subscriptions in the approximate amount of $386,499). Taking into account (i) these shares (collectively, 8,757,666 shares), (ii) the current outstanding shares of Tecon (1,199,962 shares),
(iii) 600,000 shares of common stock of Tecon registered with the Securities and Exchange Commission for issuance on Form S-8 to certain consultants,
subject to the Closing of this Plan,   and (iv) the 1,621,621 shares to be
issued in consideration of the sum of $590,000 and $10,000 credit for a prior loan to Buyit.com at or simultaneous with the Closing as outlined in Section
1.5 hereof, there will be 12,179,249 outstanding shares on the completion of the Plan. The exchange shall be on a basis of one share of Tecon for each of the Buyit.com Shares; and the subscriptions of the Buyit.com Subscribers shall be for the number of shares subscribed, as each subscription is subject to the acceptance of Tecon.

                 1.2 Delivery of Certificates by Buyit.com Stockholders. The transfer of the Buyit.com Shares by the Buyit.com Stockholders shall be effected by the delivery to Tecon at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Tecon and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Buyit.com
Stockholders' expense.   Since Buyit.com Shares have not been issued to the
Buyit.com Subscribers, who subscribed with the understanding that the Plan would be completed and each would receive the number of shares subscribed for in the reorganized Tecon, the signed Counterpart Signature Page to the Plan of the Buyit.com Subscribers, together with Tecon's acceptance thereof at the Closing, shall be sufficient to transfer the equity interest in Buyit.com of the Buyit.com Subscribers to Tecon.

                 1.3 Further Assurances. At the Closing and from time to time thereafter, the Buyit.com Stockholders and the Buyit.com Subscribers shall execute such additional instruments and take such other action as Tecon may request in order to exchange and transfer clear title and ownership in the Buyit.com Shares to Tecon.

                 1.4 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Tecon shall designate the directors and executive officers nominated by Buyit.com to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors of Tecon, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Sandip Seth, President, Secretary and a director; Peter A. Yollin, Chairman, CEO and a director; and Edgar Evans Cayce, III, Vice President and a director; and then, they shall resign, in seriatim.

                 1.5 Subscriptions Simultaneous with Closing. Tecon shall have received subscriptions in the form satisfactory to Tecon for the purchase of 1,621,621 shares of its "restricted securities" (common stock) at price of approximately $0.37 per share, for an aggregate total of $600,000 ($10,000 of which shall be a credit for a loan made to Buyit.com), at or simultaneous with the Closing. In further consideration of these subscriptions, Tecon and Buyit.com agree that (i) Tecon shall continue to file reports with the Securities Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for so long as these subscribers own the shares subscribed for, or for a period of two years from the Closing, whichever is earlier; and (ii) that no stock option, incentive, bonus, pension or other compensatory plan of any type or nature whatsoever shall be considered by the Board of Directors of Tecon or Buyit.com for a period of ninety (90) days from the date of the Closing of the Plan, and none will be adopted from and after such ninety (90) day period until the expiration of one year from the date of the Closing, without the prior written consent of 95% of these subscribers.

                 1.6 Change of Name. Simultaneous with the Closing of this Plan, the Board of Directors of Tecon, with the written consent of its majority stockholders, shall have adopted the resolutions necessary to amend Tecon's Articles of Incorporation to change its name to "Buyit.com, Inc."

                 1.7 Assets and Liabilities of Tecon at Closing. Tecon shall have no material assets and no liabilities at Closing, and all costs incurred by Tecon incident to the Plan shall have been paid or satisfied.

                 1.8 Limitation on Reverse Splits. Without the prior written consent of the current members of the Board of Directors of Tecon, no reverse split of the outstanding voting securities of Tecon shall be effected following the Closing, for a period of not less than 12 months.

                 1.9 Closing. The Plan will be deemed to be closed on receipt of the signatures of the Buyit.com Stockholders or the Buyit.com Subscribers collectively owning or having rights to acquire not less that 80% of the Buyit.com Shares; and Tecon and Buyit.com will use their "best efforts" to acquire the remaining Buyit.com Shares under the Plan as soon as is practicable.

                1.10 Buyit.com 1999 Stock Option Plan. Effective on the Closing, the 1999 Stock Option Plan of Buyit.com shall be declared void and of no effect.

                            Section 2

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Plan, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

             Representations and Warranties of Tecon

          Tecon represents and warrants to, and covenants with, the Buyit.com Stockholders, the Buyit.com Subscribers and Buyit.com as follows:

                 3.1 Corporate Status. Tecon is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Utah only.) Tecon is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations; it voluntarily files reports with the Securities and Exchange Commission under Section 15(d) of the Securities Exchange Act of 1934, as amended, and such reports which have been filed since Tecon recommenced its developmental stage, are true and accurate in every material respect.

                 3.2 Capitalization. The current pre-Plan authorized capital stock of Tecon consists of 305,000,000 shares of $0.001 par value capital stock, divided into 300,000,000 shares of common stock and 5,000,000 shares of preferred stock. There are 1,199,962 shares of common stock issued and outstanding, all fully paid and non-assessable; no preferred stock is outstanding. Except as otherwise provided herein, and except for 600,000 shares of common stock of Tecon registered with the Securities and Exchange Commission for issuance on Form S-8 to certain consultants, subject to the Closing of this Plan, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of Tecon.

                 3.3 Financial Statements. The financial statements of Tecon furnished to the Buyit.com Stockholders and Buyit.com, consisting of audited financial statements for the years ended March 31, 1998 and 1997, and the period ended December 31, 1998, attached hereto as Exhibit B and incorporated herein by reference, are correct and fairly present the financial condition of Tecon at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 3.4 Undisclosed Liabilities. Tecon has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

                 3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Tecon which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Tecon, payments of any dividend or other distribution in respect of any class of stock of Tecon, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

                 3.6 Title to Property. Tecon has good and marketable title to all properties and assets, real and personal, reflected in Tecon balance sheets, and the properties and assets of Tecon are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

                 3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Tecon, threatened, against or relating to Tecon, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Tecon is party to any material legal proceeding which could have an adverse effect on Tecon (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Tecon.

                 3.8 Books and Records. From the date of this Plan to the Closing, Tecon will (1) give to the Buyit.com Stockholders and Buyit.com or their respective representatives full access during normal business hours to all of Tecon offices, books, records, contracts and other corporate documents and properties so that the Buyit.com Stockholders and Buyit.com or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Tecon as the Buyit.com Stockholders and Buyit.com or their respective representatives may reasonably request.

                 3.9 Tax Returns. Tecon has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Tecon and its representatives will keep confidential any information which they obtain from the Buyit.com Stockholders or from Buyit.com concerning the properties, assets and business of Buyit.com. If the transactions contemplated by this Plan are not consummated by April 21, 1999, Tecon will return to Buyit.com all written matter with respect to Buyit.com obtained by Tecon in connection with the negotiation or consummation of this Plan.

                3.11 Corporate Authority. Tecon has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Buyit.com Stockholders and Buyit.com or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by Tecon's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Tecon.

                3.12 Due Authorization. Execution of this Plan and performance by Tecon hereunder have been duly authorized by all requisite corporate action on the part of Tecon, and this Plan constitutes a valid and binding obligation of Tecon and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Tecon.

                3.13 Environmental Matters. Tecon has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Tecon or Tecon' predecessors. In addition, to the best knowledge of Tecon, there are no substances or conditions which may support a claim or cause of action against Tecon or any of Tecon' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

                3.14 Access to Information Regarding Buyit.com. Tecon acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Buyit.com and Buyit.com's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Buyit.com, and with the legal and accounting firms of Buyit.com, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Tecon's complete satisfaction.

                            Section 4

      Representations, Warranties and Covenants of Buyit.com
                 and the Buyit.com Stockholders

          Buyit.com and the Buyit.com Stockholders (Sections 4.1, 4.11, 4.12, 4.15 and 4.16 are the only representations of the thatlook.com Stockholders) severally and not jointly, represent and warrant to, and covenant with, Tecon as follows:

                 4.1 Ownership. Buyit.com Stockholders own the Buyit.com Shares, free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to convey the Buyit.com Shares owned without qualification.

                 4.2 Corporate Status. Buyit.com is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of Buyit.com's business or the character or ownership of Buyit.com properties makes such licensing or qualification necessary.

                 4.3     Capitalization.    The current pre-Plan authorized
capital stock of Buyit.com consists of 50,000,000 shares of no par value capital stock, divided into 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. There are 8,500,000 shares of common stock issued and outstanding, all fully paid and non-assessable; no preferred stock is outstanding. Except for the subscriptions of the Buyit.com Subscribers referred to elsewhere herein, and except for 2,810,000 shares of common stock underlying options granted by Buyit.com under the Buyit.com 1999 Stock Option Plan, which shall be declared void on the Closing as provided in Section 1.10 hereof, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any other securities of Buyit.com. Buyit.com has received subscriptions in the total amount of approximately $386,499, representing the agreement to purchase 257,666 post-Plan shares of common stock of Tecon, which subscriptions are subject to the acceptance by Tecon.

                 4.4 Financial Statements. There are no financial statements of Buyit.com being furnished to Tecon, and Exhibit D attached hereto and incorporated herein by reference is a copy of the only asset of Buyit.com, being an Assignment of certain proprietary rights by Peter Yollin to Buyit.com; except as set forth in Exhibit E attached hereto and incorporated herein by reference, Buyit.com has no material liabilities other than those incurred in the ordinary course of its business, and no debts of any kind or nature whatsoever to any director, executive officer or stockholder, excluding compensation due from employment arrangements.

                 4.5 Undisclosed Liabilities. Buyit.com has no material liabilities of any nature except to the extent reflected or reserved against in Exhibit E, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

                 4.6 Interim Changes. Since its inception and as of the Closing, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Buyit.com, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Buyit.com, payment of any dividend or other distribution in respect of the capital stock of Buyit.com, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

                 4.7 Title to Property. Buyit.com has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in Exhibit D, and the properties and assets of Buyit.com are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

                 4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Buyit.com, threatened, against or relating to Buyit.com or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of Buyit.com is party to any material legal proceeding which could have an adverse effect on Buyit.com (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Buyit.com.

                 4.9 Books and Records. From the date of this Plan to the Closing, the Buyit.com Stockholders will cause Buyit.com to (1) give to Tecon and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Tecon may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Buyit.com as Tecon may reasonably request.

                4.10 Tax Returns. Buyit.com has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Buyit.com, the Buyit.com Stockholders and their representatives will keep confidential any information which they obtain from Tecon concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by April 21, 1999, Buyit.com and the Buyit.com Stockholders will return to Tecon all written matter with respect to Tecon obtained by them in connection with the negotiation or consummation of this Plan.

                4.12 Investment Intent. The Buyit.com Stockholders are acquiring the shares to be exchanged and delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Buyit.com Stockholders have no commitment or present intention to liquidate
the Company or to sell or otherwise dispose of the Tecon shares.   The
Buyit.com Stockholders shall execute and deliver to Tecon on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, (i) acknowledging the "unregistered" and "restricted" nature of the shares of Tecon being received under the Plan in exchange for the Buyit.com Shares, (ii) the receipt of certain material information regarding Tecon (its annual and quarterly reports filed with the Securities and Exchange Commission during the past 12 months and (iii) compromising any claims of any type or nature whatsoever each may have against Buyit.com respecting the purchase of any of the securities of Buyit.com or based upon any violation by Buyit.com of any federal, state or foreign securities laws, rules or regulations up to and including the date of the Closing.

                4.13 Corporate Authority. Buyit.com has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Tecon or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

                4.14 Due Authorization. Execution of this Plan and performance by Buyit.com hereunder have been duly authorized by all requisite corporate action on the part of Buyit.com, and this Plan constitutes a valid and binding obligation of Buyit.com and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Buyit.com.

                4.15 Environmental Matters. Buyit.com and the Buyit.com Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Buyit.com or its predecessors. In addition, to the best knowledge of Buyit.com, there are no substances or conditions which may support a claim or cause of action against Buyit.com or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Tecon. Buyit.com and the Buyit.com Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Tecon and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Tecon, and with the legal and accounting firms of Tecon, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

        Conditions Precedent to Obligations of Buyit.com and the Buyit.com Stockholders

          All obligations of Buyit.com and the Buyit.com Stockholders under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties True at Closing. The representations and warranties of Tecon contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 5.2 Due Performance. Tecon shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

                 5.3 Officers' Certificate. Buyit.com and the Buyit.com Stockholders shall have been furnished with a certificate signed by the President of Tecon, in such capacity, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Tecon contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B hereto), there has been no material adverse change in the financial condition, business or properties of Tecon, taken as a whole.

                 5.4 Opinion of Counsel of Tecon. Buyit.com and the Buyit.com Stockholders shall have received an opinion of counsel for Tecon, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.11 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Tecon to be issued to the Buyit.com Stockholders under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

                 5.5 Assets and Liabilities of Tecon. Unless otherwise agreed, Tecon shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

                 5.6 Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of Tecon shall resign, and shall have designated nominees of Buyit.com as outlined in Section 1.4 hereof as directors and executive officers of Tecon to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Tecon, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

                 5.7     Name Change of Tecon and Issuance of Subscribed and
Compensation Shares.   Simultaneous with the Closing of this Plan, (i) Tecon
and its majority stockholders shall have adopted such resolutions as are necessary for the purpose of amending its Articles of Incorporation to change the name of Tecon to "Buyit.com, Inc."; (ii) and to cause the shares of common stock outlined in Section 1.5 hereof, to be issued as fully paid and non-assessable shares.

                 5.8 Buyit.com Stockholders' Approval. Persons collectively owning or having rights to acquire not less that 80% of the Buyit.com Shares shall have adopted, executed and delivered the Plan.

                            Section 6

           Conditions Precedent to Obligations of Tecon

          All obligations of Tecon under this Plan are subject, at Tecon's option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 6.1 Representations and Warranties True at Closing. The representations and warranties of Buyit.com and the Buyit.com Stockholders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 6.2 Due Performance. Buyit.com and the Buyit.com Stockholders shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

                 6.3 Officers' Certificate. Tecon shall have been furnished with a certificate signed by the President of Buyit.com, in such capacity, and personally, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Buyit.com and the Buyit.com Stockholders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Buyit.com, taken as a whole.

                 6.4 Stockholders' Approval. Persons collectively owning or having rights to acquire not less that 80% of the Buyit.com Shares shall have adopted, executed and delivered the Plan.

                 6.5 Subscriptions. The Subscription Documents covering the subscriptions provided in Section 1.5 hereof shall have been delivered and accepted by Tecon, subject only to the release of funds being held in escrow for the payment of these subscriptions by the firm of Kaplan, Gottbetter & Levenson, LLP, of New York, New York.

                 6.6 Books and Records. The Buyit.com Stockholders or the Board of Directors of Buyit.com shall have caused Buyit.com to make available all books and records of Buyit.com, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Tecon at Closing.

                            Section 7

                           Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the directors of Tecon or Buyit.com and the Buyit.com Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Tecon or Buyit.com and the Buyit.com Stockholders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

                 8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

                 8.2 Waiver. Any failure on the part of any party hereto to comply with any of Tecon obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                 8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

                 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Tecon:             Suite 205, Hermes Building
                                        455 East 500 South
                                        Salt Lake City, Utah 84111

               With a copy to:          Leonard W. Burningham, Esq.
                                        455 East 500 South, #205
                                        Salt Lake City, Utah 84111

               If to Buyit.com:         4139 Via Marina, Suite 106
                                        Marina Del Rey, California 90292

               With a copy to:          Leib Orlanski, Esq.
                                        Eighth Floor, East Tower
                                        9100 Wilshire Blvd.
                                        Beverly Hills, California 90212

               Stockholders:            To the addresses listed on Exhibit A

                 8.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

                8.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

                 8.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

                 8.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                8.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.


               IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              TECON, INC.


Date: 4/14/99                 By /s/Sheryl Ross, President



                              BUYIT.COM, INC.


Date: 4/15/99                 By /s/Sandip Seth, President

                              BUYIT.COM, INC.
                              STOCKHOLDERS

Date: 4/15/99                 /s/ Tony Yollin


Date: 4/16/99                 /s/ Michael D. Reick


Date: 4/15/909                /s/ Peter A. Yollin


Date: 4/15/99                 /s/ Sandip Seth


Date: 4/15/99                 /s/ Sanjiv Seth


Date: 4/15/99                 /s/ Edgar Cayce


Date: 4/15/99                 /s/ Brad J. Frederick


                            EXHIBIT A

                 STOCKHOLDERS OF BUYIT.COM, INC.



                                                         Number of Shares of
                                 Number of Shares              Tecon's
                                    Owned of                    to be
Name and Address                  Buyit.com, Inc.        Received in Exchange

Tony Yollin                           300,000                       300,000
831 Venezia
Venice, CA 90291

Diana Brookes                          40,000                        40,000
P.O. Box 570337
Tarzana, CA 91357

Mitch Reiner                           16,667                        16,667
11150 W. Olympic #1160
Los Angeles, CA 90064

Brad Frederick                        100,000                       100,000
4139 Via Marina #104
Marina Del Rey, CA 90292

Dick Khatchikian                       33,333                        33,333
C/O Peter Yollin
4139 Via Marina #106
Marina Del Rey, CA 90292

Edgar Cayce                         1,000,000                     1,000,000
4139 Via Marina #104
Marina Del Rey, CA 90292

Evans & Valarie Cayce                  25,000                        25,000
540 Highland Crest
Hurst TX 76054

Diane Taylor & Davidson Cayce          50,000                        50,000
917 S. Oriole Circle #101
Virginia Beach, VA 23451

Christopher Cayce                      25,000                        25,000
(c/o Evans Cayce)
540 Highland Crest
Hurst, TX 76054

Edgar & Kathryn Cayce                  10,000                        10,000
1565 Michigan Ave.
Virginia Beach, VA 23453

Walter & Phyllis Davidson              10,000                        10,000
2604 Boush Qtr
Virginia Beach, VA 23452

Margaret Taylor                        10,000                        10,000
7933 Pebblebrook Dr.
Watauga, TX 76148-1520

Joseph & Gayle Schwatzer               10,000                        10,000
(c/o Edgar Cayce
1565 Michigan Ave
Virginia Beach, VA 23453

Jacklynn Hudson                        50,000                        50,000
241 South Doheny, #1
Beverly Hills, CA 90211

Daniel & Pamela Davidson               10,000                        10,000
2030 Jewell Hollow
Luray VA 22835

Michael D. Reick                    1,000,000                     1,000,000
4139 Via Marina #104
Marina Del Rey, CA 90292

Harold W. Reick                       100,000                       100,000
1653 Beard Drive SE
Grand Rapids, MI 49506

Kristen L. Reick                      100,000                       100,000
211 Delia Place
Rear Apartment
Cliffside Park, NJ 07010

Peter A. Yollin                     3,705,000                     3,705,000
4139 Via Marina #106
Marina Del Rey, CA 90292

Sanjiv Seth                           270,000                       270,000
c/o Coutts & Co.
440 Strand
London WC2R OQS
England

Loreena Yollin                        100,000                       100,000
1828 12th Street #4
Manhattan Beach, CA 90266

Maxwell Yollin                         25,000                        25,000
4139 Via Marina #106
Marina Del Rey, CA 90292

Matt Seegers                           10,000                        10,000
12553 Venice Blvd, Unit B
Los Angeles, CA 90066

Sandip Seth                           500,000                       500,000
17 Bell Canyon
Bell Canyon, CA 91307

Communication Technology            1,000,000                     1,000,000
Investments Ltd.
P. O. Box 860
11 Bath Street
St. Helier, Jersey AE4 0YZ
Channel Islands, U.K.


               Total:               8,500,000                     8,500,000

                  SUBSCRIBERS OF BUYIT.COM, INC.


                                       Number of Subscribed Shares
                                             of Tecon to be
                                                Received
          Subscriber                           in Exchange

Ann Marie Lee                                       1,000
1244 N. Hill Avenue
Pasadena, CA 91104

Christopher R. Jacobs                              10,000
10277 Orion Avenue, Suite #2
Los Angeles, CA 90064

Sonya Edelson                                       3,333
178 Altamont Avenue
Tarrytown, NY 10591

Alaka Kapoor                                        6,667
245 W. Loraine Street #241
Glendale, CA 91202

Alexia Baum                                         1,333
72 Norman Avenue
Brooklyn, NY 11222

Alice A. Wheatley                                   1,700
15820 Loma Vista Avenue
Los Gatos, CA 95032

Andrea Evenson                                        333
749 Oxford Avenue
Marina Del Rey, CA 90392

Ardavan Davaran                                       666
1900 Drake Street
Oakland, CA 94611

Arjun Khosla                                        5,333
c/o Coutts & Co.
440 Strand
London  WC2R 0QS England

Avinash & Priya Vazirani                           10,000
5 Wentwoth Road
London NW11 England

Bruce & Sarah Tamlyn                                3,000
P. O. Box 2652
Silver Bay, NY 12874

Carolyn Currier                                     1,000
221 7th Street
Manhattan Beach, CA 90266

Cary Filsinger                                      2,500
950 N. Kings Road #254
Los Angeles, CA 90069

Catherine Lawrence                                  2,000
3 Santa Rosa Court
Manhattan Beach, CA 90266

Charley Lang                                        1,000
1671 Angelus Avenue
Los Angeles, CA 90026

Colleen McClain & Jeremy                            1,000
817 Crestmore Place
Venice, CA 90292

Couldip Lala                                       10,000
Hilda Investments, Ltd.
3rd Floor, Les Cascades
Port Louis, Mauritius

Craig Moore                                        10,000
P. O. Box 3053
La Habra, CA 90632

Craig Wasserman                                    16,667
11711 Broken Bough Circle
Houston, TX

Cynthia Yelvington Sher                             1,335
34 Appaloosa Lane
Bell Canyon, CA 91307

David Harvey                                          667
72 Norman Avenue
Brooklyn, NY 11222

Debra Jo Berman                                       500
6205 Ocean Front Walk
Play Del Rey, CA 90293

Diane Hogan                                           333
725 S. Barrington #104
Los Angeles, CA 90049

Eric Lehman                                         1,000
1200 N. Doheny Drive
Los Angeles, CA 90069

Elaine Spierer & Robert W. Douroux                  6,667
217 Windward Avenue
Venice, CA 90291

Gary W. Nugent                                      6,667
411 Linnie Canal
Venice, CA 90291

Gaspar La Duca                                      1,000
1117 S. Stanley Avenue
Los Angeles, CA 90019

Greg Zakharin                                       2,000
710 Wilshire Blvd., #225
Santa Monica, CA 90401

Gwenn & Luciano Guerrero                              200
6623 Craner Avenue
North Hollywood, CA 91606

Herschel Weisman                                      500
5504 Calhoun Avenue
Sherman Oaks, Ca 91401

James H. Ring, Jr.                                  1,000
2657 Larmar Road
Los Angeles, CA 90068

James Mellon                                        2,000
4244 Bluebell Avenue
Studio City, CA 91604

Jan Osenberg                                        3,333
2503 Eastern Canal
Venice, CA 90291

Nourie Enterprise                                  12,250
2501 Broadway
Santa Monica, CA 90404

Jean Albright                                         200
6847 Haskel #4
Van Nuys, CA 91406

Jeff & Jessie Marin                                 1,000
13508 Moorpark Street #1
Sherman Oaks, CA 91423

John Berkson                                        1,000
1060 S. Orangegrove Avenue
Los Angeles, CA 90019

Josi Mariposa                                       5,000
809 1/2 Coeur D'Alene
Venice, CA 90291

Karl & Audrey Osterlund                             3,000
38 Pine Plain Road
Wellesley, MA 02481

Katherine Paspalis                                  2,000
2324 32nd Street
Santa Monica, CA 90404

Kathryn McGuire                                       600
12843 Walsh Avenue
Los Angeles, CA 90066

Kevin & Jean Byrne                                    666
160 Adams Avenue
River Edge, NJ 07661

Ken Adam                                            1,000
225 S. Sepulveda #250
Manhattan Beach, CA 90266

Lillian Roth                                        2,000
403 Euclid Street
Santa Monica, CA 90402

Lissa Mitchell                                        670
27320 Escondido Beach Road
Malibu, CA 90265

Lucille Chaille                                       400
708 Fairview Avenue
South Pasadena, CA 91030

Mark Tessier                                          333
700 Palms Blvd.
Venice, CA 90291

Martin Anderson                                     3,000
993 Woodlawn Drive
Thousand Oaks, CA 91360

Mary Hogan                                          1,000
4139 Via Marin #306
Marina Del Rey, CA 90292

Matt Goeglien                                       1,333
500 Maryland Street
El Segundo, CA 90245

Mayra Weisman                                       3,500
1259 Tamaris K Lane
Boulder City, NV 89005

Michael E. Nondaraske                               5,000
11150 W. Olympic Blvd. #1160
West Los Angeles, CA 90064

Michael Shapiro                                     2,000
75 Walnut Road
North Kingstown, RI  02852

Mitchel Wallman                                     5,000
10631 Buterfield Road
Los Angeles, CA 90064

Mitchell Reiner                                    10,000
11150 W. Olympic #1160
Los Angeles, CA 90064

Nancy Danno                                           667
7605 Pomelo Drive
West Hills, CA 91304

Neal & Kim Sullivan                                   300
2616182nd Place
Redondo Beach, CA 90278

Neelu & Bisham Matai                                5,000
17 Bell Canyon
Bell Canyon, CA 91307

Niaz Ali Khan                                       8,000
P. O. Box 747
Woodland Hills, CA 91365

Pandro Socolow                                      8,000
11664 National Blvd. #326
Los Angeles, CA 90064

Pat Kandel                                            500
7528 W 85th Street
Playa Del Rey, CA 90293

Paul & Dina Walsleben                               2,000
4169 Vinton Avenue
Culver City, CA 90232

Peter Bergman                                         667
460 Howland Canal
Venice, CA 90291

Phil Canazzaro                                      1,000
1064 Angelo Drive
Beverly Hills, CA 90210

Raymond Albright                                      200
6847 Haskell Avenue #4
Van Nuys, CA 91406

Richard L. Johnson                                  5,000
289 So Barrington #309
Los Angeles, CA 90049

Richard Tamlyn                                      2,000
14820 McCorrmick St.
Sherman Oaks, CA 91411

Robert J. LaDuca                                    1,000
2657 Larmar Road
Los Angeles, CA 90068

Robert Scott Hite                                   1,000
3214 Cardiff Avenue
Los Angeles, CA 90034

Roberta Bennett                                     1,700
11835 Olympic Blvd. #1155
Los Angeles, CA 90064

Ronald & Mae Mitchell                               1,000
1993 Calle Bogota
Rowland Heights, CA 91748

Ronda West                                          1,000
2917 Manhattan Avenue
Manhattan Beach, CA 90266

S.M. Styczenski                                       200
7141 Delongpre #5
Los Angeles, CA 90046

Scott Storey                                          700
428 Linnie Canal
Venice, CA 90291

Shan P. Albert                                        300
515 F Tenth Avenue N.
Lake Worth, FL 33460

Stephen Koch                                        2,000
319 Euclid
Santa Monica, CA 90402

Stephen Mallard                                    10,000
539 24th Street
Manhattan Beach, CA 90266

Stephen Reissman                                    5,000
Reissman Family Trust
4551 Glencoe Avenue
Marina Del Rey, CA 90292

Stephen Staso                                       5,000
414 2nd Street, #313
Hermosa Beach, CA 90254

Susan Newman                                          667
11472 Rancho Pocono Drive
Riverside, CA 92505

Susan Vaughan                                       1,000
1621 Centinella #8
Santa Monica, CA 90404

Theresa Conrow                                        700
13078 Mindanao Way #106
Marina Del Rey, CA 90292

Thomas Strain                                       2,000
409 Winnemac
Park Forrest, IL

Tom Steuer                                          2,000
1245 N. Doheny Drive
Los Angeles, CA 90069

Tony Danno                                            379
831 Venezia
Venice, CA 90292

Tyrone Bergman                                      2,000
2409 Cloy Avenue
Venice, CA 90291

Yatin Mody                                          1,000
29310 Oakpark Drive
Agoura Hills, CA 91301

Yuman Pirzada                                      10,000
P. O. Box 7052
Alhambra, CA 91802

                           EXHIBIT B

                          TECON, INC.

                  AUDITED FINANCIAL STATEMENTS

          FOR THE YEARS ENDED MARCH 31, 1998 AND 1997

             AND THE PERIOD ENDED DECEMBER 31, 1998


                   INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Tecon, Inc.[a development stage company]


We have audited the accompanying balance sheet of Tecon, Inc. [a development stage company] as of March 31, 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years ended March 31, 1998 and 1997, and from the Period of Reactivation [January 18, 1994] through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tecon, Inc. [a development stage company] as of March 31, 1998, and the results of operations and cash flows for the years ended March 31, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has accumulated losses from operations, has no assets, and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         /s/ Mantyla, McReynolds and Associates


Salt Lake City, Utah
July 15, 1998



                               Tecon,Inc.
                      [A Development Stage Company]
                              Balance Sheet
                              March 31,1998
                                 ASSETS

Assets                                                    $     -0-
    Total Assets                                          $     -0-

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
    Current Liabilities:
    Payable to Stockholders - NOTE 8                            1,962
             Total Liabilities                                  1,962

Stockholders' Deficit:
    Capital Stock -- 300,000,000 shares authorized having a
    par value of $.001 per share; 1,199,962 shares issued
    and outstanding - NOTE 9                                    1,200
    Additional Paid-in Capital                              2,114,138
    Accumulated Deficit                                    (2,117,300)
             Total Stockholders' Deficit                       (1,962)
             Total Liabilities and Stockholders' Deficit  $     -0-

                 See accompanying notes to financial statements.

                               Tecon,lnc.
                      [A Development Stage Company]
                        Statements of Operations
               For the Years Ended March 31, 1998 and 1997
                                                            Reactivation
                                                           through
                                                             March 31,
                                   1998         1997          1998
Revenues                               $ -0-        $ -0-       $  -0-

General & Administrative Expenses        2,286        276         10,862

           Operating Loss               (2,286)      (276)       (10,862)

     Net Loss Before Income Taxes       (2,286)      (276)       (10,862)

Current Year Provision for Income Taxes  -0-          -0-            -0-

Net Loss                                $2,286)     $(276)      $(10,862)

Loss Per Share                          $ (.01)     $ (.01)     $   (.01)

Weighted Average Shares Outstanding    799,962      599,962      483,711

                   See accompanying note to financial statements.

                               Tecon,lnc.
                      [A Development Stage Company]
                   Statements of Stockholders' Deficit
               For the Years Ended March 31, 1998 and 1997
                                        Additional                   Net
                        Common  Common   Paid-in   Accumulated   Stockholders'
                        Shares  Stock    Capital     Deficit       Deficit
Balance, January 18,
1994, date            7,498,701 $ 7,499 $2,098,939 $(2,106,438)    $  -0-
of Reinstatement

Issued stock for cash
and services, January
20, 1994              8,000,000   8,000                               8,000

Net loss for the
Year Ended March
31, 1994                                                (8,000)      (8,000)

Balance, March 31,
1994                 15,498,701 $15,499 $2,098,939  $(2,114,438)   $   -0-

Net loss for the
Year Ended
March 31, 1995                                            -0-          -0-

Balance, March 31,
1995                 15,498,701 $15,499 $2,098,939  $(2,114,438)   $   -0-

Reverse split
(51.662 for 1),
November 20,1995    (15,198,739)(15,199)    15,199                     -0-

Issued 300,000
shares of
common stock
to directors for
services (3/4/96)       300,000     300                                 300

Net loss for the
Year Ended
March 31, 1996                                             (300)       (300)

Balance, March 31,
1996                    599,962 $ 600    $2,114,138  $(2,114,738)   $  -0-

Net loss for the
Year Ended
March 31, 1997                                              (276)      (276)

Balance, March 31,
1997                    599,962   600     2,114,138   (2,115,014)      (276)

Issued 300,000
shares of common
stock to directors for
services (9/18/97)      300,000    300                                 300

Issued 300,000
shares of common
stock to directors for
services (1/14/98)      300,000    300                                 300

Net loss for the Year
Ended March 31, 1998                                     (2,286)    (2,286)

Balance, March 31,
1998                   1,199,962 $1,200   2,114,138 $(2,117,300)   $(1,962)

                 See accompanying notes to financial statements.

                               Tecon,lnc.
                      [A Development Stage Company]
                        Statements of Cash Flows
               For the Years Ended March 31, 1998 and 1997
                                                            Reactivation
                                                           through
                                                             March 31,
                                   1998         1997          1998
Cash Flows Provided by(Used for)
Operating Activities

Net Loss                             $(2,286)      $  (276)    $  (10,862)

Adjustments to reconcile net
income to net cash provided by
operating activities:
    Issued stock for director
    and legal fees                       600                         7,400
    Increase in shareholder loan       1,686            276          1,962
        Net Cash Used for
        Operating Activities            -0-            -0-          (1,500)

Cash Flows Provided by Financing
Activities
    Issued stock for cash                                            1,500

        Net Increase/(Decrease)
        in Cash                         -0-            -0-            -0-

Beginning Cash Balance                  -0-            -0-            -0-

Ending Cash Balance                  $  -0-        $   -0-     $      -0-
Supplemental Disclosure of
Cash Flow Information:
    Cash paid during the year
    for interest                     $  -0-        $   -0-     $     -0-
    Cash paid during the year
    for income taxes                 $  -0-        $   -0-     $     -0-

                See accompanying notes to financial statements.
                           Tecon, Inc.
                  [A Development Stage Company]
                  Notes to Financial Statements
                          March 31, 1998

NOTE 1    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          (a)  Organization

          Tecon, Inc. [formerly known as B. U. D. Corp.] incorporated under the laws of the State of Utah in 1985. The Company changed its name to Tecon, Inc. after acquiring Tecon, Inc., a Washington corporation in August 1986. The company engaged in research, development, assembly, and sale of computer video imaging, multi-user multi-tasking systems and computer board products. In 1992, the Company assigned all of its assets to Precision Digital Images, Corporation [PDI], a creditor, in partial satisfaction of debts owed and ceased all operations. Since that time the Company was left dormant until January 18, 1994 when it was reactivated.

          The financial statements of the Company have been prepared in accordance with generally accepted accounting principles. The following summarizes the more significant of such policies:

          (b)  Income Taxes

          Effective April 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of March 31, 1998 is $0 due to the valuation allowance established as described below.

          (c)  Net Loss Per Common Share

          Net loss per common share is based on the weighted-average number of shares outstanding.

          (d)  Statement of Cash Flows

          For purposes of the statements of cash flows, the Company considers cash on deposit in the bank to be cash. The Company had $0 cash at March 31, 1998.

NOTE 1    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          [continued]

          (e)  Use of Estimates in Preparation of Financial Statements

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2    LIQUIDITY/GOING CONCERN

          The Company has accumulated losses since inception through March 31, 1998 amounting to $2,117,300, has no assets, and has a net working capital deficiency at March 31, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern.

          Management plans include finding a well-capitalized merger candidate to recommence its operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3    INCOME TAXES

          The Company adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes, as of April 1, 1993. Prior years' consolidated financial statements have not been restated to apply the provisions of the Statement. No provision has been made for income taxes in the consolidated financial statements because the Company has accumulated substantial losses since inception.

          The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at March 31, 1998 have no impact on the financial position of the Company. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Because of the lack of taxable earnings history, the Company has established a valuation allowance for all future deductible temporary differences.



NOTE 4    RELATED-PARTY TRANSACTIONS

          During the fiscal years ended March 31, 1998, and 1997, a shareholder and consultant paid general and administrative expenses on behalf of the Company totaling $1,686 and $276, respectively. The unsecured loan bears no interest and is due on demand.


NOTE 5    ISSUANCE OF COMMON STOCK

          For the year ended March 31, 1998, the Company issued 600,000 shares of common stock as payment for fees for its directors.

                             TECON, INC.
                           BALANCE SHEET
                       December 31, 1998
                                        12/31/98
                       [Unaudited]
ASSETS

Total Current Assets                         $    0
          Total Assets                       $    0

LIABILITIES & EQUITY

Current Liabilities:
     Loans from stockholders                 $  4,807

          Total Liabilities                     4,807

Stockholders' Deficit:
     Capital Stock--300,000,000 shares
     authorized having a par value of
     $.001 per share; 1,199,962
     shares issued and outstanding              1,200

     Additional Paid-in Capital             2,114,138

     Accumulated Deficit                   (2,120,145)

          Total Stockholders' Deficit          (4,807)

          Total Liabilities and Stockholders'
          Deficit                                   0

NOTE TO FINANCIAL STATEMENTS:
Interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the periods. These financial statements conform with the requirements for interim financial statements and consequently do not include all the disclosures normally required by generally accepted accounting principles.

                            TECON, INC.
                       STATEMENTS OF OPERATIONS
  For the Three and Nine Month Periods Ended December 31, 1998 and 1997
                    Three Months  Three Months  Nine Months Nine Months
                         Ended          Ended          Ended        Ended
                       12/31/98        12/31/97    12/31/98        12/31/97
                     [Unaudited]     [Unaudited]  [Unaudited]   [Unaudited]
REVENUE
Revenue from
Operations            $   0           $   0       $    0         $    0
     Total Revenue        0               0            0              0

General and
Administrative
Expenses                493             869        2,516          1,334

Net Income
Before Taxes           (493)           (869)      (2,516)        (1,334)

Income/Franchise Taxes  149               0          149              0

Net Loss               (642)           (869)      (2,665)        (1,334)

Loss Per Share        (0.01)          (0.01)       (0.01)         (0.01)

Weighted Average
Shares Outstanding  1,199,962       899,962    1,199,962        899,962

                             TECON, INC.
                    STATEMENTS OF CASH FLOWS
     For the Three and Nine Month Periods Ended December 31, 1998 and 1997
                    Three Months  Three Months  Nine Months Nine Months
                         Ended          Ended          Ended            Ended
                       12/31/98        12/31/97    12/31/98 12/31/97
                     [Unaudited]     [Unaudited]  [Unaudited]   [Unaudited]
Cash Flows Used For
Operating Activities
  Net Loss               $  (642)     $  (869)      $ (2,665)    $  (1,334)

  Adjustments to
  reconcile net
  loss to net cash
  used in operating
  activities:
    Issued stock to
    directors                                              0           300

    Increase/(Decrease)
    in loans from
    shareholder              642          869          2,665         1,034

Net Cash Used For
Operating Activities           0            0              0             0

Cash Flows Provided by
Financing Activities           0            0              0             0

      Net Increase
      In Cash                  0            0              0             0

      Beginning
      Cash Balance             0            0              0             0

      Ending Cash
      Balance           $      0    $       0     $        0       $     0

                            EXHIBIT C

          None.

                            EXHIBIT D

                         BUYIT.COM, INC.

                 LIST OF ONLY ASSETS OF BUYIT.COM

                          [Letterhead of Peter Yollin]

March 31, 1999

To: BuyIt.com, Inc.

The undersigned, Peter Yollin, hereby assigns to BuyIt.com, Inc., a California corporation, all of his right, title and interest in and the technology related to a system for establishing an Internet Auction Business.

Very truly yours,

/s/ Peter A. Yollin

                            EXHIBIT E


          None.

                            EXHIBIT F


Tecon, Inc.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re: Exchange of common stock and subscriptions to purchase common stock of Buyit.com, Inc., a California corporation ("Buyit.com"), for shares of Tecon, Inc., a Utah corporation ("Tecon" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, Buyit.com, the other equity interest holders of Buyit.com and Tecon, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; and that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company, including, but not limited to its 10-KSB Annual Report, its 10-QSB Quarterly Reports and its S-8 Registration Statement, all filed with the Securities and Exchange Commission during the past 12 months. I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Tecon had no assets and no liabilities, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of Buyit.com for shares of Tecon results in a decrease in the actual percentage of ownership that my shares of Buyit.com represented in Buyit.com prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and the accounting firms for the Company.

          I also understand that I must bear the economic risk of ownership of any of the Tecon shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Buyit.com for use by Tecon as they are made to induce you to issue me the shares of Tecon under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Tecon, all shares of Tecon to be issued and delivered to me in exchange for my shares of Buyit.com shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Tecon will attempt to accommodate any stockholders' request where Tecon views the request is made for valid business or personal reasons so long as in the sole discretion of Tecon, the granting of the request will not facilitate a "public" distribution of unregistered shares of Tecon.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

Date: 4/15/99                 /s/ Tony Yollin
                              300,000 shares

Date: 4/16/99                 /s/ Michael D. Reick
                              1,000,000 shares

Date: 4/15/909                /s/ Peter A. Yollin
                              3,705,000 shares

Date: 4/15/99                 /s/ Sandip Seth
                              500,000 shares

Date: 4/15/99                 /s/ Sanjiv Seth
                              270,000 shares

Date: 4/15/99                 /s/ Edgar Cayce
                              1,000,000 shares

Date: 4/15/99                 /s/ Brad J. Frederick
                              100,000 shares

                            EXHIBIT G


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Tecon, Inc., a Utah corporation ("Tecon"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Tecon and Buyit.com, Inc., a California corporation ("Buyit.com"), and the Buyit.com Stockholders, to-wit:

          1. That the undersigned is the President of Tecon and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Buyit.com and the Buyit.com Stockholders;

          2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for Tecon regarding the Plan:

              (i) All representations and warranties of Tecon contained within the Plan are true and correct;

             (ii) Tecon has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Tecon as set forth in its audited financial statements for the years ended March 31, 1998 and 1997, and the period ended December 31, 1998, except as set forth in Exhibit C to the Plan.

                              TECON, INC.


                              By /s/ Sheryl Ross, President

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Buyit.com, Inc., a California corporation ("Buyit.com"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Buyit.com, the Buyit.com Stockholders and Tecon, Inc., a Utah corporation ("Tecon"), to-wit:

          1. That he is the President of Buyit.com and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Tecon;

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Buyit.com contained within the Plan are true and correct;

             (ii) Buyit.com has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Buyit.com, which has only one asset as described in Exhibit D, and no liabilities except as set forth in Exhibit E to the Plan.


                              BUYIT.COM, INC.


                              By /s/ Sandip Seth, President


                              /s/ Sandip Seth, Personally